THE UNDERSIGNED:
----------------

GERARD CHRISTOFFEL ANTONIUS SMEETS, a Civil Law Notary of Curacao, Netherlands Antilles,

DOES HEREBY CERTIFY:
--------------------

that a copy of the articles of association of the Company as currently in force and effect is attached hereto;

                          "ORTHOFIX INTERNATIONAL N.V."
                          -----------------------------

a corporation organized under the laws of the Netherlands Antilles and established in Curacao, Netherlands Antilles.


Curacao, Netherlands Antilles, 16 June 2005.












NAME AND DOMICILE_______________________________________________________________
ARTICLE 1_______________________________________________________________________
1.1      The name of the Company is: "ORTHOFIX INTERNATIONAL N.V."._____________
1.2 In transactions in foreign countries, the name "Orthofix International Inc." may be used._____________________________________________________
1.3 The Company is domiciled in Curacao and may have branches and/or branch offices elsewhere._____________________________________________________
PURPOSE_________________________________________________________________________
ARTICLE 2_______________________________________________________________________
2.1      The purpose of the Company is:_________________________________________

         (a) to act as a diversified orthopedic products company manufacturing, marketing and selling a broad line of minimally invasive surgical, as well as non-surgical, products for the spine, reconstruction and trauma market sectors, including but not limited to external and internal fixation devices used in fracture treatment, limb lengthening and bone reconstruction, non-invasive stimulation products, bracing products and pain management products and to engage in any business related thereto;______________________________________________________
         (b) to manufacture, buy, sell and use any and all products made from wood, metal, plastic or other material or materials or combinations thereof and to engage in manufacturing generally;
         (c) to enter into and carry on any mercantile business in any country and to receive by assignment or purchase or to otherwise acquire any accounts receivable, bank accounts, securities, bills of exchange, notes, bonds, letters of credit, stocks or other instruments of value or documents of title in any country and to collect and hold the proceeds thereof;______________________________________________________
         (d) to undertake, conduct, assist, promote or engage in any research and development;_____________________________________
         (e) to organize and to own, directly or indirectly, and to operate, under the laws of any state or other government, domestic or foreign, corporations and other organizations; to subscribe for any such corporation or organization; and to dissolve, liquidate, wind up, reorganize, merge or consolidate any such corporation or organization;_________________________
         (f) to invest its assets in securities, including shares and other certificates of participation and bonds, as well as other claims for interest bearing debts, however denominated, and in any and all forms, the borrowing of money and the issuance of evidences of indebtedness therefor, as well as the lending of money;________________________________________________________
         (g)      to acquire considerations paid for technical assistance;______
         (h) to invest its assets directly or indirectly in real property and right, to acquire, own, hire, let, lease, rent, divide, drain, reclaim, develop, improve, cultivate, build on, sell or otherwise alienate, mortgage or otherwise encumber real property and to construct infrastructure work, like roads, pipes and similar works on real estate;_______________________
         (i) to obtain income from the disposition or grant of rights to use copyrights, patents, designs, secret processes and formulae, trademarks and other analogous property, from royalties (including rentals) for the use of industrial, commercial or scientific equipment, and from compensation or other consideration received for technical assistance or services;_____________________________________________________
         (j) to establish, participate in and manage limited liability and other companies or other undertakings of every kind or nature whatsoever, and to engage in industry and trade;______________
         (k) to guarantee or otherwise secure, and to transfer ownership, to mortgage, to pledge or otherwise to encumber assets as security for the obligations of the Company and for the obligations of third parties, with or without consideration;__
         (l) to borrow moneys upon the issuance of its bonds, debentures, notes or other obligations and to give security therefor; and
         (m) to place in trust all or any of its properties, including securities.___________________________________________________
2.2 The Company is entitled to do all that may be useful or necessary for the attainment of the above purposes or that is connected therewith in the widest sense, including the participation in and the management of any other venture or corporation.______________________________________

DURATION________________________________________________________________________
ARTICLE 3_______________________________________________________________________
         The Company shall have perpetual existence.____________________________ CAPITAL AND SHARES______________________________________________________________
ARTICLE 4_______________________________________________________________________
4.1 The capital of the Company is divided into Common Shares with a par value of ten United States cents (US $0.10) per share (the "Common Shares"), with a maximum of fifty million (50,000,000) Common Shares.
4.2 Common Shares shall be issued pursuant to a deed between the Company and the prospective shareholder at such times, under such conditions and for such consideration as may be determined by, or on behalf of, the Board of Directors, provided that such consideration shall not be less than par value.___________________________________________________
4.3 The Board of Directors is competent, without instruction of the General Meeting of Shareholders, to redeem Common Shares with due observance of the provisions applicable thereto of these Articles of Association and subsequently cancel them. The redemption price per Common Share so redeemed shall be calculated in accordance with generally accepted accounting principles as being the value that would be payable on such Common Shares were the Company liquidated or dissolved.________________
4.4 Options to subscribe for Common Shares in the Company may be issued to directors, officers and other persons employed by the Company and/or its subsidiaries or whose services are otherwise contracted by the Company, for such consideration and on such terms as determined from time to time by, or on behalf of, the Board of Directors, provided that the exercise price of such options shall not be below the net asset value of the relevant Common Shares as calculated in accordance with generally accepted accounting principles at the time of issuance of the relevant options.______________________________________________________
4.5      The options will be issued by the Board of Directors in registered form only, and shall be entered in a register, which shall be kept by, or on behalf of, the Board of Directors._______________________________
4.6 At the request of a holder of options, certificates may be issued for the options held by him. Option certificates shall be signed by a director, which signature may be in facsimile._________________________
ARTICLE 5_______________________________________________________________________
No holder of Common Shares of the Company shall have as such shareholder any preferential or preemptive right to purchase or subscribe for any Common Shares or any securities convertible into or exchangeable for shares which the Company may issue.______________________________________________________________________
ARTICLE 6_______________________________________________________________________
6.1 The Company may, with due observance of the provisions of article 114 of Book 2 Civil Code Netherlands Antilles for its own account and for valuable consideration from time to time, acquire fully paid Common Shares. The authority to make any such acquisition is vested in the Board of Directors. Any Common Shares so acquired may be cancelled by the Board of Directors.________________________________________________
6.2 The Company shall not acquire any voting rights by reason of ownership of its Common Shares, and, in connection with any General Meeting of Shareholders, Common Shares owned by the Company shall not be counted as outstanding, or as present or represented, for the purpose of determining a quorum or for any other purpose._____________________________________________________
ARTICLE 7_______________________________________________________________________
7.1      The Common Shares shall be in registered form._________________________
7.2 Share certificates for the Common Shares may be issued at the request of the shareholder.____________________________________________________
7.3 The Common Shares shall be entered into a register (the "Register") which is kept by the Board of Directors or by a registrar designated thereto by the Board of Directors (the "Registrar"). Each entry shall mention the name of the shareholder, his residence or his elected domicile, the date of acquisition and the quantity of his Common Shares and the numbers of the share certificates, if any, representing such Common Shares and such further information as is mentioned in article 109 Book 2 Civil Code Netherlands Antilles. The Register shall not be open for inspection by third parties or shareholders with respect to Common Shares other than those registered in their name, except with respect to Common Shares that have not been paid in full and except further, with respect to the Registrar, if said Registrar has been requested, or if demand of said Registrar has been made, to disclose any piece of information in the Register and failure to disclose such information would lead to liability of the Registrar.__________________
7.4 Every transfer and devolution of a Common Share shall be entered in the Register and every such entry shall be signed by a director or by the Registrar or by a transfer agent (a "Transfer Agent") designated thereto by the Board of Directors._____________________________________
7.5 If any shareholder shall establish to the satisfaction of the Board of Directors that his share certificate has been lost or destroyed, then, at his request, a duplicate may be issued under such conditions and guarantees (which, if required by the Board of Directors, may include the provision of an indemnity bond issued by an insurance company) as the Board of Directors shall determine. By the issuance of the new share certificates on which shall be recorded that it is a duplicate, the old certificate in place of which the new one has been issued shall become null and void. The Board of Directors may authorize the exchange of new share certificates for mutilated share certificates. In such case the mutilated share certificates shall be delivered to the Company and shall be cancelled immediately. The cost of a duplicate or new certificate and any proper expenses incurred by the Company in connection with the issuance thereof may, at the option of the Board of Directors, be charged to the shareholder._____________________________
7.6      (a)      The transfer of Common Shares shall be effected by a deed
                  of transfer between the transferor and the transferee and serving of that deed upon the Company or by written acknowledgement of the transfer by the Company. If share certificates have been issued, parties may make an appropriate declaration on the certificate, which then counts as a deed of transfer and the acknowledgment by the Company can take place by an annotation on the share certificate.____________________
         (b)      As long as the Common Shares are listed on a stock exchange, transfer of shares may also be effected in accordance with the system commonly applied by such stock exchange._______________

7.7 The entry in the Register provided for in paragraphs 3 and 4 of this Article shall have the effect of a written acknowledgement of the transfer by the Company in the event no share certificate(s) has (have) been issued.___________________________________________________________
MANAGEMENT______________________________________________________________________
ARTICLE 8_______________________________________________________________________
8.1 The management of all the affairs, property and business of the Company shall be vested in a Board of Directors, who shall have and may exercise all powers except such as are exclusively conferred upon the shareholders by law or by these Articles of Association, as from time to time amended._______________________________________________________
8.2 With respect to the issuance of Common Shares, the Board of Directors, or persons acting pursuant to authority granted by the Board of Directors, may enter into and conclude agreements without the necessity of any action by the General Meeting of Shareholders:__________________
         (a) imposing special obligations upon the Company in connection with the subscription for Common Shares;______________________
         (b) concerning the issue of Common Shares on a basis other than that on which participation in the Company is open to the public; or____________________________________________________
         (c) providing for the payment for Common Shares by means other than by legal tender of the Netherlands Antilles._____________
8.3 Save as set out in article 8.5, the directors shall be elected at a General Meeting of Shareholders by a plurality of votes cast, in person or by proxy, by the shareholders. The number of persons constituting the whole Board of Directors shall be not less than seven nor more than fifteen, as fixed and elected by the General Meeting of Shareholders. The number of persons constituting the whole Board of Directors shall, until changed at any succeeding General Meeting of Shareholder, be the number so fixed and elected. Directors may be removed or suspended at any time by the General Meeting of Shareholders. At any General Meeting of Shareholders at which action is taken to increase the number of the whole Board of Directors or to remove a director, or at any subsequent General Meeting of Shareholders, the shareholders may fill any vacancy or vacancies created by such action.___________________________________
8.4 Each director shall be elected to serve until the next annual General Meeting of Shareholders and until his successor shall be elected and qualified, or until his death, resignation, retirement or removal._____
8.5 In the event that one or more of the directors resigns or is prevented from or is incapable of acting as director, the remaining directors (or the remaining director, if there should be only one) may appoint one or more persons to fill the vacancy or vacancies thereby created on the Board of Directors until the next General Meeting of Shareholders, provided that if at any time the number of directors then in office shall be reduced to less than two, the remaining directors or director shall forthwith call a General Meeting of Shareholders for the purpose of filling the vacancies in the Board of Directors, and provided further that in the event that all of the directors are prevented from or are incapable of acting as directors, the Company shall be temporarily managed by any person or persons previously appointed by the Board of Directors so to act who shall forthwith call a General Meeting of Shareholders for the purpose of electing a Board of Directors. If no such General Meeting of Shareholders shall be called, and if no such person shall have been appointed, any person or persons holding in the aggregate at least twenty-five per cent (25%) of the outstanding Common Shares of the Company may call a General Meeting of Shareholders for the purpose of electing a Board of Directors._________________________________________
8.6 A regular meeting of the Board of Directors shall be held at such place, at such time and on such notice as the Board of Directors shall determine from time to time, and a special meeting shall be held as and when the Chairman or Vice Chairman of the Board of Directors shall call the same. Notice of the time and place of a special meeting shall be given:_________________________________________________________________
         (a) not less than ninety-six (96) hours before such meeting, by written notice mailed to each director, or______________________
         (b) not later than the calendar day immediately preceding the date of such meeting, by personal delivery, or by telephone call or by sending an e-mail or telefax to each director._______________
         A waiver of notice of any such meeting signed by all of the directors, whether before, at or after the time of such meeting, shall be deemed equivalent to notice of the meeting.___________________________________
8.7 A majority of the whole Board of Directors shall constitute a quorum for the conduct of any business and the action of the majority of the directors present, in person or by proxy as hereinafter provided, at a meeting at which a quorum is so present, shall constitute the action of the Board of Directors. In the absence of a quorum, one director may adjourn any meeting from time to time until a quorum shall be present and no notice of the adjourned meeting need be given if the time and place are fixed at the meeting adjourned and if the period of adjournment does not exceed ten days in any one adjournment.___________
8.8 Meetings of the Board of Directors may be held through conference telephone calls or other communication equipment allowing all persons participating in the meeting to hear each other or through any other device permitted by then applicable law, and participation in a meeting through any such lawful device or arrangement shall constitute presence at such meeting._______________________________________________________
8.9 When action by the Board of Directors is required or permitted to be taken, action at a meeting may be dispensed with if all the directors shall consent in writing to such action taken or being taken. Directors may by e-mail, telefax, or other writing appoint a proxy to act at any meeting of the Board of Directors, such proxy to be restricted, however, to the particular meeting specified therein. Such proxy must be another director of the Company.____________________________________
ARTICLE 9_______________________________________________________________________
9.1 The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may appoint an Executive Committee (and may discontinue the same at any time) to consist of two or more directors of the Company to hold office at the pleasure of the Board of Directors. Additional members of the Executive Committee may, but are not required to, be directors. The Executive Committee shall, subject to the provisions laid down in these Articles of Association, have and may exercise all the powers and authority delegated to it by the Board of Directors regarding the management of the business and affairs of the Company. The Executive Committee shall not have the power or authority to:__________________________________________________________
         (a) recommend to the shareholders to amend the Articles of Association;____________________________________________________

         (b) recommend to the shareholders the sale, lease or exchange of all or substantially all of the Company's property and assets;______
         (c) recommend to the shareholders the dissolution and liquidation of the Company;____________________________________________________
         (d) amend the By-laws, as defined in paragraph 6 of Article 10 of these Articles of Association (in Dutch: "reglement"), if any;__
         (e)    declare interim dividends; or
         (f) authorize the issuance of Common Shares;________________________ for as much as such powers are within the authority of the entire Board of Directors or the General Meeting of Shareholders.________________________________________
9.2 Meetings of the Executive Committee may be called at any time by the Chairman of the Board of Directors or the Chairman of the Executive Committee or any two members of the Executive Committee. Two members of the Executive Committee shall constitute a quorum for the transaction of business, except that when the Executive Committee consist of one member, then one member shall constitute a quorum._____________________
9.3 The Board of Directors by resolution passed by a majority of the entire Board of Directors may appoint such other Committees as may be deemed advisable and may terminate any such Committee at any time. Each Committee shall have two or more members who may, but are not required to, be directors and who shall serve at the pleasure of the Board of Directors and shall have such powers as may be provided by resolution of the Board of Directors. Two members of each of such Committee shall constitute a quorum for the transaction of business except that when such an additional Committee consists of one member, then one member shall constitute a quorum._____________________________________________
ARTICLE 10______________________________________________________________________
10.1 The Board of Directors annually shall elect or appoint the following officers: a Chairman, a President, a Secretary and a Treasurer, each to serve until his successor is elected and qualified. The Board of Directors from time to time also may elect or appoint a Chairman of the Executive Committee, one or more Vice Chairmen of the Board of Directors, one or more Vice Presidents (who may have such additional descriptive designations as the Board of Directors may determine), a Controller, one or more Assistant Treasurers, Assistant Controllers and any such other officers and agents as it determines proper, all of whom shall hold office at the pleasure of the Board of Directors. The same person may hold any two or more of the aforesaid offices but no officer shall execute, acknowledge or verify an instrument in more than one capacity if such instrument is required by law or by these Articles of Association to be executed, acknowledged or verified by two or more officers. The Chairman and the Vice Chairman of the Executive Committee shall be chosen from among the Board of Directors, but the other officers of the Company need not be members of the Board of Directors.
10.2 The Company shall be represented at law and otherwise, and shall be bound with respect to third parties by:________________________________
         (a) those directors authorized by the Board of Directors to represent the Company, who shall have the following titles and occupy the following offices:___________________________________

                (i)      Chairman; or___________________________________________
                (ii)     Vice Chairman;_________________________________________
(b) persons, who may, but are not required to, be directors, authorized by the Board of Directors to represent the Company, who shall have the following titles and occupy the following offices:________________________________________________________
                (i)      President;_____________________________________________
                (ii)     one or more Vice Presidents;___________________________
                (iii)    Chief Executive Officer;_______________________________
                (iv)     Chief Operating Officer;_______________________________
                (v)      Controller;____________________________________________
                (vi)     Treasurer; or__________________________________________
                (vii)    Secretary._____________________________________________
(c) Persons, who the Board of Directors may also from time to time authorize, who may or may not be directors, to represent the Company, who shall have such titles and occupy such additional offices as the Board of Directors may determine, including but not limited to the following offices:___________________________
                (i) Chief Financial Officer, who shall have principal responsibility for the financial accounting affairs of the Company, and to whom, in the absence of specific contrary determination of the Board of Directors, the Controller and Treasurer shall report, directly or indirectly; and________________________________________
                (ii) a General Counsel, who shall have principal responsibility for the legal affairs of the Company, and whose duties shall include providing legal counsel to the Board of Directors, the officers, and the employees and agents of the Company as requested in connection with their activities on behalf of the Company._______________________________________________
10.3 The General Meeting of Shareholders may grant specific authority to the Chairman, the President or any member of the Board of Directors to represent the Company with respect to any particular matter as specified by such General Meeting of Shareholders._____________________
10.4 The persons holding the above-mentioned offices or any other offices which the Board of Directors may from time to time authorize as herein provided shall, respectively, have such power and authority as the Board of Directors may from time to time grant to the holders of the offices held by them.__________________________________________________
10.5 The Board of Directors may grant general or specific authority to additional agents or to committees, giving such agents or committees such general or limited powers or duties as it may deem appropriate.___
10.6 The Board of Directors may adopt and may amend and repeal such rules and regulations as it may deem appropriate for the conduct of the affairs and the management of the Company, including rules, regulations and resolutions setting forth the specific powers and duties of the holders of the above-mentioned offices and other persons authorized by the Board of Directors to represent the Company (the "By-laws"). Such rules, regulations and resolutions must be consistent with these Articles of Association._______________________________________________
10.7 The directors, the holders of the above-mentioned offices and other persons authorized by the Board of Directors to represent the Company shall receive such compensation as the Board of Directors may from time to time prescribe._____________________________________________________

ARTICLE 11______________________________________________________________________
11.1 The Company shall promptly indemnify, to the full extent permitted by law, any person made or threatened to be made a party to any Action by reason of the fact that the person, or his or her testator or intestate, is or was a director or officer of the Company or serves or served any other enterprise as a director or officer at the request of the Company or any predecessor of the Company (such person, an "Executive") against all Liabilities and Expenses he or she may incur in connection with such Action.________________________________________
         The following terms as used in this Article 11 shall be defined as follows:_______________________________________________________________
         a) "Action(s)" includes, without limitation, any threatened, pending or completed action, claim, litigation, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, predicated on any applicable law of any jurisdiction, including, without limitation, the Securities Act of 1933, as amended, and/or Securities Exchange Act of 1934, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated there under, whether a Derivative Action and/or whether formal or informal._______________________
         b) "Expenses" shall include, without limitation, any and all reasonable expenses, fees, costs, charges, attorneys' fees and disbursements, other out-of-pocket costs, reasonable compensation for time spent by the Executive in connection with the Action for which he or she is not otherwise compensated by the Company, any affiliate, any third party or other entity and any and all other reasonable direct and indirect costs of any type or nature whatsoever.______________________________________
         c) "Liabilities" shall include, without limitation, judgments, amounts incurred in settlement, fines, penalties and, with respect to any employee benefit plan, any excise tax or penalty incurred in connection therewith, all Expenses and any and all other reasonable liabilities of every type or nature whatsoever incurred in connection with the subject Action._________________
11.2 The Company shall from time to time pay to or reimburse an Executive, or such other person or entity as the Executive may designate in writing to the Company, Expenses incurred by or on behalf of such Executive in connection with any Action in advance of the final disposition or conclusion of any such Action within ten days after the receipt of the Executive's written request therefore; provided, that the Executive furnishes to the Company an executed written certificate affirming his or her good faith belief that he or she has not engaged in misconduct which would render indemnification impermissible under
         Section 11.1 or applicable law, and agrees in writing to repay any advances made under this Section 11.2 if it is ultimately determined by a court of competent jurisdiction, or other panel or authority consented to by the Executive, that he or she is not entitled to be indemnified by the Company.____________________________________________
11.3 The Company may purchase and maintain insurance on behalf of any person who is or was an Executive of the Company, and/or is or was serving as an Executive of an affiliate, against Liabilities asserted against him or her and/or incurred by or on behalf of him or her in any such capacity, or arising out of his or her status as such an Executive, whether or not the Company would have the power to indemnify him or her against such Liabilities under this Article 11 or under applicable law. Except as expressly provided herein, the purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the Company and/or any Executive under this Article 11. Such insurance may, but need not, be for the benefit of all Executives of the Company and those serving as Executives of one or more affiliates. The Company may also create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided herein, therein or elsewhere. Such contracts may also include, without limitation, procedures for the determination of the right to indemnification (including the choice of venues and courts, agencies, panels or other authorities designated to make such determination), burden of proof, remedies for failure to make prompt payment, and other matters pertaining to both the substance of and procedures for indemnification.____________________________________
11.4 To the extent determined appropriate by the Board of Directors, the Company may indemnify and hold harmless any person who is or was a party, or is threatened to be made a party to any Action by reason of his or her status as, or the fact that he or she is or was an employee or authorized agent or representative of the Company and/or an affiliate as to Liabilities incurred in connection with an Action arising out of acts performed in the course and within the scope of such employee's, agent's or representative's duties to the Company and/or an affiliate, in accordance with and to the fullest extent permitted by applicable law.___________________________________________
11.5 If any provision of this Article 11 shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article 11 contravene public policy, this
         Article 11 shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed by or on behalf of the Company, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable, and the Company shall indemnify and hold harmless an Executive against Liabilities incurred with respect to any Action to the fullest extent permitted by any applicable provision of this Article 11 that shall not have been invalidated and to the fullest extent otherwise permitted by applicable law; it being understood that the intention of the Company is to provide the Executives with the maximum protection against personal liability available under applicable law._____________________
11.6 The right to indemnification against Liabilities and advancement of Expenses provided to an Executive by this Article 11 shall not be deemed exclusive of any other rights to indemnification against Liabilities and advancement of Expenses which any Executive or other employee or agent of the Company and/or of an affiliate may be entitled under any charter provision, written agreement, resolution, vote of shareholders or disinterested directors of the Company or otherwise, both as to acts in his or her official capacity as such Executive or other employee or agent of the Company and/or of an affiliate or as to acts in any other capacity while holding such office or position, whether or not the Company would have the power to indemnify against Liabilities or advance Expenses to the Executive under this Article 11 or under applicable law._______________________________________________
11.7 The terms and provisions of this Article 11 shall continue as to an Executive subsequent to the cessation of his or her tenure as such, and such terms and provisions shall be binding upon and inure to the benefit of the heirs, estate, executors and administrators of such Executive and the successors and assigns of the Company, including, without limitation, any successor to the Company by way of merger, consolidation and/or sale or disposition of all or substantially all of the assets or capital stock of the Company. Except as provided herein, all rights and obligations of the Company and the Executive hereunder shall continue in full force and effect despite the subsequent amendment or modification of the Company's Articles of Association, as it is in effect on the date hereof, and such rights and obligations shall not be affected by any such amendment or modification, any resolution of directors or shareholders of the Company, or by any other corporate action which conflicts with or purports to amend, modify, limit or eliminate any of the rights or obligations of the Company and/or of the Executive hereunder._____________________________________
11.8 This Article 11 shall be deemed to be a contract between the Company and each Executive and any repeal or other limitation of this Article 11 or any repeal or limitation of any applicable law shall not limit any rights of indemnification against Liabilities or allowance of Expenses then existing or arising out of events, acts or omissions occurring prior to such repeal or limitation, including, without limitation, the right to indemnification against Liabilities or allowance of Expenses for Actions commenced after such repeal or limitation to enforce this Article 11 with regard to acts, omissions or events arising prior to such repeal or limitation._____________________
GENERAL MEETING OF SHAREHOLDERS_________________________________________________
ARTICLE 12______________________________________________________________________
12.1     All General Meetings of Shareholders shall be held in Curacao._________
12.2 The annual General Meeting of Shareholders shall be held within nine months after the end of the preceding fiscal year on a date determined from year to year by the Board of Directors.___________________________ At such annual General Meeting:________________________________________
         a. the Board of Directors shall report on the business of the Company and the administration thereof conducted during the preceding fiscal year;__________________________________________
         b. the annual accounts including the balance sheet and the profit and loss statement with an explanatory statement setting forth the standards by which the properties of the Company have been valued (the "Annual Accounts") will be submitted by the Board of Directors for approval;_________________________________________
         c.     members of the Board of Directors will be elected;______________
         d. the appointment of the accountants will be ratified as referred to in article 117 of Book 2 Civil Code of the Netherlands Antilles; and_______________________________________
         e. the Board of Directors shall introduce any related items of business deemed necessary for discussion by the Board of Directors or General Meeting of Shareholders.___________________

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12.3     Special General Meetings of Shareholders may be called at any time only upon the direction of the Chairman, the Vice Chairman, or by resolution of the Board of Directors.__________________________________
12.4 Notice of General Meetings of Shareholders, whether annual General Meetings or special General Meetings, stating the time and place of the meeting, shall be given to the shareholders not less than fifteen (15) or more than sixty (60) days prior to the date of the meeting in question by mailing a written notice, postage prepaid to each shareholder at the address thereof appearing in the Register.__________
12.5 All notices of General Meetings of Shareholders shall state the matters to be considered at the meeting. In the event a General Meeting of Shareholders is to consider an amendment to these Articles of Association, then such shall be stated in a notice and the full text of such amendments shall be filed at the offices of the Company for inspection by every shareholder until the conclusion of the General Meeting of Shareholders._______________________________________________
ARTICLE 13______________________________________________________________________
13.1 Every shareholder has the right to attend any General Meeting of Shareholders in person or by proxy, and to address the meeting.________
13.2 Each holder of Common Shares shall be entitled to one vote for each Common Share held on all matters to be voted on, including the election of directors._________________________________________________
ARTICLE 14______________________________________________________________________
For the purpose of determining shareholders entitled to notice of and/or to vote at any General Meeting of Shareholders, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Company may provide that the Register shall be closed for a stated period not to exceed, in any case, fifty
(50) days. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a General Meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the Register, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty
(50) days and, in case of a General Meeting of Shareholders, not less than ten
(10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a General Meeting of Shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any General Meeting of Shareholders has been made as herein provided, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of share transfer books and the stated period of closing has expired.______________
ARTICLE 15______________________________________________________________________
15.1 Except as otherwise provided herein, no action may be taken at any General Meeting of Shareholders unless a quorum consisting of the holders of at least one half of the outstanding Common Shares are present at such meeting in person or by proxy._________________________

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15.2     If a quorum is not present in person or by proxy at any General Meeting of Shareholders a second general meeting shall be called in the same manner as such original meeting of Shareholders, to be held within two months, at which second meeting, regardless of the number of Common Shares represented (but subject to the provisions of Articles 19, 20 and 21), valid resolutions may be adopted with respect to any matter stated in the notice of the original meeting and also in the notice of such second meeting or which by law is required to be brought before the shareholders despite the absence of a quorum.______________________
15.3 Subject to the provisions of Articles 19, 20 and 21, a majority of the votes cast shall be necessary to adopt any resolution at any General Meeting of Shareholders._______________________________________________
15.4 The Chairman of the Board of Directors or in his absence the Vice Chairman or a person designated by the Board of Directors shall preside at General Meetings of Shareholders.___________________________________
15.5 At any General Meeting of Shareholders, a shareholder may vote upon all matters before the meeting, even if the decision to be taken would grant him, in a capacity other than as a shareholder, any right against the Company or would in such other capacity relieve him of any obligation to the Company._____________________________________________
DISTRIBUTION OF PROFITS_________________________________________________________
ARTICLE 16______________________________________________________________________
16.1 All profits may be reserved at the discretion of the Board of Directors. The profits so reserved shall be reflected on the Company's annual balance sheet in a Common Share Retained Earnings Account. No profits reserved by the Board of Directors pursuant to a duly adopted resolution shall be distributed to the holders of Common Shares, unless the Board of Directors has first recommended in writing to the General Meeting of Shareholders that such a distribution be made and the General Meeting of Shareholders has duly adopted a subsequent resolution confirming the recommendation of the Board of Directors. Any such written recommendation of the Board of Directors shall specify the amount of the distribution and the date on which it is to be paid. Once profits have been reserved, the Board of Directors shall be under no obligation to recommend within any specific period of time that a distribution be made to the holders of Common Shares; instead, such written recommendations may be made at such times and in such amounts as the Board of Directors determines in its sole discretion.___________
16.2 In the event that the profit and loss account shows a loss for any given year, which cannot be covered by the reserves or compensated in another manner, no profit shall be distributed in any subsequent year, as long as the loss has not been recovered.____________________________
16.3 The Board of Directors may at any time resolve to distribute one or more interim dividends, if justified by the anticipated profits of the Company, as an advance payment of the dividend expected to be declared by the General Meeting of Shareholders.________________________________
FISCAL YEAR_____________________________________________________________________
ARTICLE 17______________________________________________________________________
The fiscal year of the Company shall be the calendar year.______________________

                                       13
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BALANCE SHEET AND PROFIT AND LOSS ACCOUNT_______________________________________
ARTICLE 18______________________________________________________________________
Each year within eight months (8) from the end of the fiscal year of the Company subject to the General Meeting of Shareholders possibly extending this period by up to six (6) months on grounds of special circumstances, the Board of Directors shall prepare the Annual Accounts as referred to in Article 12 hereof. The
Annual Accounts drawn up shall be signed by all of the directors; should a signature be lacking then a reason therefore shall be stated. The Annual
Accounts shall be submitted to the shareholders for inspection and to the General Meeting of Shareholders for approval. From the date at which the notice of the annual General Meeting of Shareholders is sent until the close of the annual General Meeting of Shareholders, the Annual Accounts shall be available for inspection by the shareholders at the office of the Company, and at any additional place, if specified in the notice of such meeting.___________________ DISPOSITION OF ASSETS___________________________________________________________
ARTICLE 19______________________________________________________________________
Notwithstanding any provision of Article 15, any sale or other disposition of all or substantially all of the assets of the Company, whether for cash, property, stock or other securities of another company, or for any other consideration, shall be made only pursuant to a resolution duly adopted at a General Meeting of Shareholders by the holder or holders of at least a majority of the Common Shares of the Company at the time outstanding, the notice of which meeting shall have specified the terms of such proposed sale or other disposition; provided, however, the foregoing shall not apply to any reorganization or rearrangement of the Company, or of any of its subsidiaries or of any of its assets in any transaction whereby there shall be no diminution of the beneficial interest of the shareholders of the Company in such assets.______ DISSOLUTION_____________________________________________________________________
ARTICLE 20______________________________________________________________________
20.1 Notwithstanding any provision of Article 15, any resolution providing for the dissolution, liquidation or winding up of the Company shall be valid only if duly adopted at a General Meeting of Shareholders by the holder or holders of at least a majority of the Common Shares of the Company at the time outstanding, the notice of which meeting shall have specified the nature of any such resolution to be voted upon at such meeting._______________________________________________________________
20.2 In the event of dissolution of the Company, the liquidation shall be effected under such provisions as the General Meeting of Shareholders shall, without prejudice to the provisions of this Article, decide.
20.3 If the profit and loss account covering the fiscal year, closing as of the date of the dissolution of the Company, shows a profit balance, this balance shall be divided in conformity with the provisions of
         Article 16 of these Articles of Association.___________________________
20.4 The distributions of the liquidation proceeds shall be paid to the holders of Common Shares in proportion to their share holding._________
20.5 During ten years after the end of the liquidation, the books and records of the Company shall remain in the custody of the liquidator or of the custodian designated thereto by the Courts in the Netherlands Antilles at the request of the liquidator._____________________________

AMENDMENTS______________________________________________________________________
ARTICLE 21______________________________________________________________________
Notwithstanding any provisions of Article 15, these Articles of Association may be amended only pursuant to a resolution duly adopted at a General Meeting of Shareholders by the holder or holders of at least an absolute majority of the Common Shares of the Company at the time outstanding, the notice of which meeting shall have set forth the exact text of the proposed amendment or amendments or shall have stated that a copy of such text has been deposited at the office of the Company in Curacao for inspection by the shareholders of the Company, and will remain available for inspection until the conclusion of said meeting.________________________________________________________________________